CERTIFICATION


Pursuant To Section 906 of the Sarbanes-Oxley Act of 2002 (subsections
(a) and (b) of section 1350, chapter 63 of title 18,United States Code), each of the undersigned officers of Narragansett Insured Tax-Free Income Fund, do hereby certify to such officer's knowledge, that:

The semi-annual report on Form N-CSR of Narragansett Insured Tax-Free Income Fund for the period ended December 31, 2004 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Narragansett Insured Tax-Free Income Fund.

Dated: February 28, 2005		/s/  Lacy B. Herrmann
						-------------------------------
						Lacy B. Herrmann
						Chair of the Board
						Narragansett Insured Tax-Free Income Fund

Dated:  February 28, 2005		/s/  Diana P. Herrmann
						----------------------------------
						Vice Chair and President
						Narragansett Insured Tax-Free Income Fund

Dated:  February 28, 2005		/s/  Joseph P. DiMaggio
						------------------------------------
						Chief Financial Officer and Treasurer
						Narragansett Insured Tax-Free Income Fund

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Narragansett Insured Tax-Free Income Fund and will be retained by Narragansett Insured Tax-Free Income Fund and furnished to the Securities and Exchange Commission or its staff upon request.

This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.